Exhibit 99.1

Contact:	Lauralee Martin
Title:	Chief Operating and Financial Officer
Phone:	+1 312 228 2073

Jones Lang LaSalle Reports Strong Growth for Third Quarter 2011

CHICAGO, November 2, 2011 – Jones Lang LaSalle Incorporated (NYSE: JLL) today reported strong revenue and profit growth for the quarter ended September 30, 2011.

•	Revenue for the quarter rose 28 percent to $903 million

¡	Improved performance led by Asia Pacific and LaSalle Investment Management

¡	Increased annuity revenue from Property & Facility Management in all regions, led by the Americas

•	Adjusted net income for the quarter up 30 percent to $50 million, or $1.12 per share

•	Strong start to the King Sturge integration in EMEA

Summary Financial Results ($ in millions, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue	$903	$708	$2,436	$1,969
U.S. GAAP Net Income	$34	$37	$79	$69
Adjusted Net Income (A)	$50	$38	$101	$81
Earnings per Share	$0.76	$0.84	$1.79	$1.57
Adjusted Earnings per Share (A)	$1.12	$0.86	$2.27	$1.83
Adjusted EBITDA (A)	$94	$79	$216	$194

(A)	See footnotes to financial statements for calculation of adjustments to U.S. GAAP Net Income, Earnings per Share and EBITDA.

Net income on a U.S. GAAP basis was $34 million, or $0.76 per share, for the quarter ended September 30, 2011. The decline in net income from $37 million for the quarter ended September 30, 2010 was the result of acquisition-related expenses in 2011. Adjusting for Restructuring and acquisition charges and intangible amortization related to the King Sturge acquisition, net income for the third quarter of 2011 was $50 million, or $1.12 per share. Revenue for the third quarter of 2011 was $903 million, an increase of 28 percent in U.S. dollars, 23 percent in local currency, compared with the third quarter of 2010.

“Our third-quarter results were solid, and we continue to see healthy business pipelines into our seasonally strong fourth quarter,” said Colin Dyer, President and Chief Executive Officer. “While helping our clients keep a careful watch on market conditions, we are extending our winning competitive position with increased market share and superior service delivery,” Dyer added.

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Jones Lang LaSalle Reports Third-Quarter 2011 Results – Page 2

Consolidated Business Line Revenue Comparison

Revenue grew in the quarter across all three geographic segments and in LaSalle Investment Management driven by increased market share, the addition of King Sturge in EMEA and higher incentive fees. Strong conversion of the firm’s business pipelines drove growth in the transactional businesses of Leasing and Capital Markets, while ongoing success in corporate outsourcing drove the nearly 20 percent growth in Property & Facility Management revenue.

Consolidated Revenue ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in LC	Nine Months Ended September 30,		% Change in LC
	2011	2010		2011	2010
Real Estate Services (“RES”)
Leasing	$288.9	$235.6	20%	$780.1	$640.7	19%
Capital Markets & Hotels	117.0	74.6	50%	286.7	190.6	42%
Property & Facility Management	212.7	170.8	19%	596.5	499.4	14%
Project & Development Services	114.1	89.1	23%	315.0	238.3	27%
Advisory, Consulting and Other	94.4	73.3	24%	248.9	210.5	13%

Total RES Revenue	$827.1	$643.4	24%	$2,227.2	$1,779.5	20%
LaSalle Investment Management
Advisory Fees	$59.0	$61.7	(9%)	$185.0	$176.2	0%
Transaction and Incentive Fees	17.1	3.3	n/m	24.2	13.7	69%

Total LaSalle Investment Management Revenue	$76.1	$65.0	12%	$209.2	$189.9	5%

Total Firm Revenue	$903.2	$708.4	23%	$2,436.4	$1,969.4	19%

n/m – not meaningful

Operating expenses, excluding Restructuring and acquisition charges, were $833 million for the third quarter, an increase of 24 percent in local currency, compared with $646 million for the same period in 2010. The increase was driven by higher variable compensation and benefits resulting from improved transactional revenue generated in the quarter, and by variable costs to support client wins and to continue building the firm’s pipeline.

Third-quarter results included $16 million of Restructuring and acquisition charges and $5 million of intangible amortization related to the King Sturge acquisition completed in EMEA during the second quarter of 2011. Restructuring and acquisition charges are excluded from segment operating results, although they are included for consolidated reporting. Intangible amortization from King Sturge is included in Depreciation and amortization in the firm’s consolidated results as well as in EMEA’s segment results.

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Jones Lang LaSalle Reports Third-Quarter 2011 Results – Page 3

Year-to-date operating expenses, excluding Restructuring and acquisition charges, were $2.3 billion, an increase of 20 percent in local currency compared with the first nine months of 2010.

Interest Expense, Credit Facility and Dividend

Net interest expense during the third quarter was $9.7 million, comparable with the second quarter of 2011 and down from $11.5 million in the third quarter last year. Outstanding debt on the firm’s $1.1 billion long-term credit facility was $567 million. The Board of Directors declared a semi-annual dividend of $0.15 per share of its common stock, consistent with the semi-annual dividend paid in June 2011. The dividend payment will be made on Thursday, December 15, 2011, to holders of record at the close of business on Tuesday, November 15, 2011.

Business Segment Third-Quarter and Year-to-Date Performance Highlights

Americas Real Estate Services

Third-quarter revenue in the Americas region was $379 million, an increase of $70 million, or 22 percent in local currency, over the prior year and an increase of $31 million, or 9 percent in local currency, over the second quarter of 2011. The growth was led by Capital Markets & Hotels, Property & Facility Management, and Leasing. Year-to-date revenue in the region was $1.0 billion in 2011, compared with $833 million in 2010, an increase of 22 percent.

Americas Revenue ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in LC	Nine Months Ended September 30,		% Change in LC
	2011	2010		2011	2010
Leasing	$186.9	$152.6	22%	$501.7	$410.2	22%
Capital Markets & Hotels	36.4	25.2	44%	87.9	49.0	79%
Property & Facility Management	79.4	62.6	26%	220.4	182.7	20%
Project & Development Services	46.1	40.7	13%	124.1	110.8	11%
Advisory, Consulting and Other	30.5	28.0	9%	79.1	80.1	(1%)

Operating Revenue	$379.3	$309.1	22%	$1,013.2	$832.8	21%
Equity Earnings	—	—	n/m	2.6	0.3	n/m

Total Segment Revenue	$379.3	$309.1	22%	$1,015.8	$833.1	22%

n/m – not meaningful

Operating expenses were $342 million in the third quarter and $938 million for the year to date, 26 percent and 24 percent higher than in the same periods a year ago, respectively. The increase was driven by higher commission expense related to the higher Leasing and Capital Markets & Hotels revenue. Operating income improved to $37 million for the third quarter from $32 million for the second quarter of 2011, which represents a sequential incremental margin of 20 percent, excluding the impact of equity earnings.

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Jones Lang LaSalle Reports Third-Quarter 2011 Results – Page 4

EBITDA for the quarter and year to date ended September 30, 2011, was $46 million and $107 million, respectively.

EMEA Real Estate Services

EMEA’s revenue in the third quarter of 2011 was $247 million, compared with $169 million in 2010, an increase of 46 percent, 38 percent in local currency. King Sturge contributed approximately $60 million of revenue for the third quarter of 2011. Year-to-date revenue in the region was $633 million in 2011, compared with $491 million in 2010, an increase of 29 percent, 21 percent in local currency.

EMEA Revenue ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in LC	Nine Months Ended September 30,		% Change in LC
	2011	2010		2011	2010
Leasing	$57.5	$47.8	14%	$155.1	$133.4	9%
Capital Markets & Hotels	59.3	31.1	81%	126.0	89.3	32%
Property & Facility Management	40.2	32.6	17%	110.3	102.3	2%
Project & Development Services	46.3	29.2	47%	130.9	82.8	48%
Advisory, Consulting and Other	44.0	28.6	46%	111.3	83.6	25%

Operating Revenue	$247.3	$169.3	38%	$633.6	$491.4	21%
Equity Losses	—	—	n/m	(0.3)	—	n/m

Total Segment Revenue	$247.3	$169.3	38%	$633.3	$491.4	21%

n/m – not meaningful

Operating expenses, which include a full quarter of King Sturge ongoing operating expenses and $5 million of King Sturge intangibles amortization, were $247 million in the third quarter, an increase of 49 percent from the prior year, 40 percent in local currency. Gross contract vendor costs related to the PDS business line increased by more than $10 million in the quarter compared with the same period in the prior year. Year-to-date operating expenses were $639 million, an increase of 30 percent, 22 percent in local currency.

EBITDA for the third quarter was $10 million, compared with $7 million for the same period last year. Year-to-date EBITDA for 2011 was $14 million, compared with $13 million for the first nine months of 2010.

Asia Pacific Real Estate Services

Revenue in Asia Pacific was $201 million for the third quarter of 2011, compared with $165 million for the same period in 2010, an increase of 22 percent, 12 percent in local currency. The year-over-year increase was driven by continued growth in our market-leading positions in Greater China and India.

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Jones Lang LaSalle Reports Third-Quarter 2011 Results – Page 5

Year-to-date revenue in the region was $581 million in 2011, an increase of 28 percent compared with the same period in 2010, 18 percent in local currency.

Asia Pacific Revenue ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in LC	Nine Months Ended September 30,		% Change in LC
	2011	2010		2011	2010
Leasing	$44.5	$35.2	17%	$123.3	$97.1	18%
Capital Markets & Hotels	21.3	18.3	6%	72.8	52.3	26%
Property & Facility Management	93.1	75.6	14%	265.8	214.4	14%
Project & Development Services	21.7	19.2	6%	60.0	44.7	26%
Advisory, Consulting and Other	19.9	16.7	11%	58.5	46.8	17%

Operating Revenue	$200.5	$165.0	12%	$580.4	$455.3	18%
Equity Earnings	0.1	—	n/m	0.2	—	n/m

Total Segment Revenue	$200.6	$165.0	12%	$580.6	$455.3	18%

n/m – not meaningful

Operating expenses for the region were $187 million for the quarter, an increase of 18 percent, 10 percent in local currency on a year-over-year basis. The increase was primarily due to staff and gross contract vendor costs that related to a higher volume of PDS work, as well as other corporate client activities. Operating expenses were $540 million for the first nine months of 2011, compared with $432 million in 2010, an increase of 25 percent, 16 percent in local currency.

The region’s EBITDA for the third quarter of 2011 was $17 million, compared with $11 million for the third quarter of 2010. Year-to-date EBITDA for 2011 was $50 million, compared with $34 million for the first nine months of 2010.

LaSalle Investment Management

LaSalle Investment Management’s third-quarter Advisory fees were $59 million, compared with $62 million for the third quarter of 2010. Year-to-date Advisory fees were $185 million, compared with $176 million for the first nine months of 2010. The business recognized higher incentive fees resulting from investment performance for clients.

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Jones Lang LaSalle Reports Third-Quarter 2011 Results – Page 6

LaSalle Investment Management Revenue ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in LC	Nine Months Ended September 30,		% Change in LC
	2011	2010		2011	2010
Advisory Fees	$59.0	$61.7	(9%)	$185.0	$176.2	0%
Transaction and Incentive Fees	17.1	3.3	n/m	24.2	13.7	69%

Operating Revenue	$76.1	$65.0	12%	$209.2	$189.9	5%
Equity Earnings (Losses)	0.4	(2.0)	n/m	0.2	(11.2)	n/m

Total Segment Revenue	$76.5	$63.0	16%	$209.4	$178.7	11%

n/m – not meaningful

LaSalle Investment Management raised nearly $5 billion of net equity in 2011, and assets under management were $47.9 billion at September 30, 2011. EBITDA was $20 million, compared with $14 million in the third quarter of 2010. Year-to-date EBITDA was $46 million for 2011, compared with $33 million for the first nine months of 2010.

Summary

Solid revenue and profit growth in the quarter was driven by increased market share and outstanding execution for clients. Despite economic and sovereign-debt concerns, the firm’s healthy business pipelines are expected to generate a positive finish for 2011 in the firm’s seasonally strong fourth quarter. The firm’s expanded local and regional service capabilities, connected global platform and leading investment management business, all supported by a strong balance sheet, are proving to be distinct competitive advantages.

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Jones Lang LaSalle Reports Third-Quarter 2011 Results – Page 7

About Jones Lang LaSalle

Jones Lang LaSalle (NYSE:JLL) is a financial and professional services firm specializing in real estate. The firm offers integrated services delivered by expert teams worldwide to clients seeking increased value by owning, occupying or investing in real estate. With 2010 global revenue of more than $2.9 billion, Jones Lang LaSalle serves clients in 70 countries from more than 1,000 locations worldwide, including 200 corporate offices. The firm is an industry leader in property and corporate facility management services, with a portfolio of approximately 1.8 billion square feet worldwide. LaSalle Investment Management, the company’s investment management business, is one of the world’s largest and most diverse in real estate with $47.9 billion of assets under management. For further information, please visit our website, www.joneslanglasalle.com.

200 East Randolph Drive Chicago Illinois 60601  |  22 Hanover Square London W1A 2BN  |  9 Raffles Place #39–00 Republic Plaza Singapore 048619

Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives and dividend payments may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in Jones Lang LaSalle’s Annual Report on Form 10-K for the year ended December 31, 2010, in the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, and June 30, 2011, and in other reports filed with the Securities and Exchange Commission. There can be no assurance that future dividends will be declared since the actual declaration of future dividends, and the establishment of record and payment dates, remains subject to final determination by the Company’s Board of Directors. Statements speak only as of the date of this release. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle’s expectations or results, or any change in events.

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Jones Lang LaSalle Reports Third-Quarter 2011 Results – Page 8

Conference Call

The firm will conduct a conference call for shareholders, analysts and investment professionals on Thursday, November 3 at 9:00 a.m. EDT.

To participate in the teleconference, please dial into one of the following phone numbers five to 10 minutes before the start time:

•	U.S. callers:	+1 877 800 0896

•	International callers:	+1 706 679 7364

•	Pass code:	17761706

Webcast

Follow these steps to listen to the webcast:

1. You must have a minimum 14.4 Kbps Internet connection

2. Log on to http://www.videonewswire.com/event.asp?id=82854 and follow instructions

3. Download free Windows Media Player software: (link located under registration form)

4. If you experience problems listening, send an e-mail to prnwebcast@multivu.com

Supplemental Information

Supplemental information regarding the third-quarter 2011 earnings call has been posted to the Investor Relations section of the company’s website: www.joneslanglasalle.com.

Conference Call Replay

Available: 12:00 p.m. EDT Thursday, November 3 through 11:59 p.m. EST November 10 at the following numbers:

•	U.S. callers:	+1 855 859 2056

•	International callers:	+1 404 537 3406

•	Pass code:	17761706

Web Audio Replay

Audio replay will be available for download or stream. This information and link is also available on the company’s website: www.joneslanglasalle.com.

If you have any questions, call Yvonne Peterson of Jones Lang LaSalle’s Investor Relations department at +1 312 228 2919.

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JONES LANG LASALLE INCORPORATED

Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2011 and 2010

(in thousands, except share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue	$903,210	$708,379	$2,436,368	$1,969,361

Operating expenses:
Compensation and benefits	602,473	463,065	1,608,051	1,288,854
Operating, administrative and other	207,517	165,336	613,687	484,830
Depreciation and amortization	22,835	17,743	60,500	52,989
Restructuring and acquisition charges	16,031	385	22,144	5,501

Total operating expenses	848,856	646,529	2,304,382	1,832,174

Operating income	54,354	61,850	131,986	137,187

Interest expense, net of interest income	9,667	11,490	27,218	35,738
Equity earnings (losses) from unconsolidated ventures	514	(2,014)	2,682	(10,937)

Income before income taxes and noncontrolling interest	45,201	48,346	107,450	90,512
Provision for income taxes	11,300	11,120	26,863	20,817

Net income	33,901	37,226	80,587	69,695

Net income attributable to noncontrolling interest	21	101	1,121	347

Net income attributable to the Company	$33,880	$37,125	$79,466	$69,348

Net income attributable to common shareholders	$33,880	$37,125	$79,230	$69,130

Basic earnings per common share	$0.78	$0.87	$1.84	$1.64

Basic weighted average shares outstanding	43,421,666	42,568,764	43,069,567	42,175,393

Diluted earnings per common share	$0.76	$0.84	$1.79	$1.57

Diluted weighted average shares outstanding	44,355,453	44,088,989	44,376,796	44,064,294

EBITDA	$77,682	$77,478	$193,811	$178,674

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Segment Operating Results

For the Three and Nine Months Ended September 30, 2011 and 2010

(in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
REAL ESTATE SERVICES
AMERICAS
Revenue:
Operating revenue	$379,273	$309,063	$1,013,128	$832,748
Equity earnings	34	40	2,666	280

	379,307	309,103	1,015,794	833,028
Operating expenses:
Compensation, operating and administrative expenses	332,831	263,140	908,736	727,806
Depreciation and amortization	9,325	8,697	28,793	26,415

	342,156	271,837	937,529	754,221

Operating income	$37,151	$37,266	$78,265	$78,807

EBITDA	$46,476	$45,963	$107,057	$105,222

EMEA
Revenue:
Operating revenue	$247,298	$169,275	$633,720	$491,442
Equity earnings (losses)	4	(12)	(306)	(45)

	247,302	169,263	633,414	491,397
Operating expenses:
Compensation, operating and administrative expenses	236,855	161,858	619,136	478,672
Depreciation and amortization	9,824	4,222	20,326	13,249

	246,679	166,080	639,462	491,921

Operating income (loss)	$623	$3,183	$(6,048)	$(524)

EBITDA	$10,447	$7,405	$14,278	$12,725

ASIA PACIFIC
Revenue:
Operating revenue	$200,536	$164,968	$580,362	$455,317
Equity earnings	56	—	151	—

	200,592	164,968	580,513	455,317
Operating expenses:
Compensation, operating and administrative expenses	183,563	153,981	530,311	421,573
Depreciation and amortization	3,128	3,616	9,202	9,948

	186,691	157,597	539,513	431,521

Operating income	$13,901	$7,371	$41,000	$23,796

EBITDA	$17,029	$10,987	$50,202	$33,744

LASALLE INVESTMENT MANAGEMENT
Revenue:
Operating revenue	$76,103	$65,073	$209,158	$189,854
Equity earnings (losses)	420	(2,042)	171	(11,172)

	76,523	63,031	209,329	178,682
Operating expenses:
Compensation, operating and administrative expenses	56,741	49,422	163,555	145,633
Depreciation and amortization	558	1,208	2,179	3,377

	57,299	50,630	165,734	149,010

Operating income	$19,224	$12,401	$43,595	$29,672

EBITDA	$19,782	$13,609	$45,774	$33,049

Total segment revenue	903,724	706,365	2,439,050	1,958,424
Reclassification of equity earnings (losses)	514	(2,014)	2,682	(10,937)

Total revenue	$903,210	$708,379	$2,436,368	$1,969,361

Total operating expenses before restructuring and acquisition charges	832,825	646,144	2,282,238	1,826,673

Operating income before restructuring and acqusition charges	$70,385	$62,235	$154,130	$142,688

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Consolidated Balance Sheets

September 30, 2011, December 31, 2010 and September 30, 2010

(in thousands)

	September 30,		September 30,
	2011	December 31,	2010
	(Unaudited)	2010	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$85,671	$251,897	$71,717
Trade receivables, net of allowances	739,469	721,486	638,111
Notes and other receivables	104,667	76,374	79,607
Warehouse receivables	119,450	—	—
Prepaid expenses	56,772	41,195	37,665
Deferred tax assets	74,871	82,740	75,174
Other	11,073	21,149	25,279

Total current assets	1,191,973	1,194,841	927,553

Property and equipment, net of accumulated depreciation	225,149	198,685	192,405
Goodwill, with indefinite useful lives	1,752,094	1,444,708	1,438,038
Identified intangibles, net of accumulated amortization	58,428	29,025	31,306
Investments in real estate ventures	222,194	174,578	178,567
Long-term receivables	54,261	42,735	44,940
Deferred tax assets	135,001	149,020	137,431
Other	120,338	116,269	113,824

Total assets	$3,759,438	$3,349,861	$3,064,064

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$316,972	$400,681	$311,091
Accrued compensation	444,846	554,841	404,666
Short-term borrowings	53,853	28,700	29,182
Deferred tax liabilities	4,215	3,942	1,164
Deferred income	58,674	45,146	48,561
Deferred business acquisition obligations	30,562	163,656	165,885
Warehouse facility	119,450	—	—
Other	113,619	99,346	92,017

Total current liabilities	1,142,191	1,296,312	1,052,566

Noncurrent liabilities:
Credit facilities	567,000	197,500	253,000
Deferred tax liabilities	22,694	15,450	10,091
Deferred compensation	11,720	15,130	18,035
Pension liabilities	1,217	5,031	6,534
Deferred business acquisition obligations	261,039	134,889	132,862
Minority shareholder redemption liability	17,734	34,118	32,372
Other	94,089	79,496	79,146

Total liabilities	2,117,684	1,777,926	1,584,606

Company shareholders’ equity:
Common stock, $.01 par value per share, 100,000,000 shares authorized; 43,468,229, 42,659,999 and 42,645,979 shares issued and outstanding as of September 30, 2011, December 31, 2010, and September 30, 2010, respectively	435	427	426
Additional paid-in capital	894,524	883,046	869,062
Retained earnings	749,110	676,397	596,314
Shares held in trust	(7,833)	(6,263)	(6,290)
Accumulated other comprehensive income	2,116	15,324	17,069

Total Company shareholders’ equity	1,638,352	1,568,931	1,476,581
Noncontrolling interest	3,402	3,004	2,877

Total equity	1,641,754	1,571,935	1,479,458

Total liabilities and equity	$3,759,438	$3,349,861	$3,064,064

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Summarized Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2011 and 2010

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash (used in) provided by operating activities	$(41,175)	$108,072
Cash used in investing activities	(336,163)	(59,337)
Cash provided by (used in) financing activities	211,112	(46,281)

Net (decrease) increase in cash and cash equivalents	(166,226)	2,454
Cash and cash equivalents, beginning of period	251,897	69,263

Cash and cash equivalents, end of period	$85,671	$71,717

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Financial Statement Notes

1.	Charges excluded from U.S. GAAP (“GAAP”) net income attributable to common shareholders to arrive at adjusted net income for the three and nine-month periods ended September 30, 2011, and September 30, 2010, are primarily Restructuring and acquisition charges, intangible amortization related to the recent King Sturge acquisition, and non-cash co-investment charges. Below are reconciliations of GAAP net income attributable to common shareholders to adjusted net income and calculations of earnings per share (“EPS”) for each net income total:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in millions, except per share data)	2011	2010	2011	2010
GAAP net income attributable to common shareholders	$33.9	$37.1	$79.2	$69.1
Shares (in 000s)	44,355	44,089	44,377	44,064

GAAP earnings per share	$0.76	$0.84	$1.79	$1.57

GAAP net income attributable to common shareholders	$33.9	$37.1	$79.2	$69.1
Restructuring and acquisition charges, net	12.0	0.3	16.6	4.2
Intangible amortization, net	3.7	—	5.0	—
Non-cash co-investment charges, net	—	0.7	—	7.4

Adjusted net income	49.6	38.1	100.8	80.7
Shares (in 000s)	44,355	44,089	44,377	44,064

Adjusted earnings per share	$1.12	$0.86	$2.27	$1.83

2.	Adjusted EBITDA represents earnings before interest expense, net of interest income, income taxes, depreciation and amortization, adjusted for Restructuring and acquisition charges, and non-cash co-investment charges. Although adjusted EBITDA and EBITDA are non-GAAP financial measures, they are used extensively by management and are useful to investors and lenders as metrics for evaluating operating performance and liquidity. EBITDA is used in the calculations of certain covenants related to the firm’s revolving credit facility. However, adjusted EBITDA and EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Because adjusted EBITDA and EBITDA are not calculated under GAAP, the firm’s adjusted EBITDA and EBITDA may not be comparable to similarly titled measures used by other companies.

Below is a reconciliation of net income to EBITDA and adjusted EBITDA (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income attributable to common shareholders	$33,880	$37,125	$79,230	$69,130
Add:
Interest expense, net of interest income	9,667	11,490	27,218	35,738
Provision for income taxes	11,300	11,120	26,863	20,817
Depreciation and amortization	22,835	17,743	60,500	52,989

EBITDA	$77,682	$77,478	$193,811	$178,674

Add:
Restructuring and acquisition charges	16,031	385	22,144	5,501
Non-cash co-investment charges	—	876	—	9,532

Adjusted EBITDA	$93,713	$78,739	$215,955	$193,707

3.	For purposes of segment operating results, the allocation of restructuring charges to the segments has been determined to not be meaningful to investors, so the performance of segment results has been evaluated without allocation of these charges.

4.	Each geographic region offers the firm’s full range of Real Estate Services businesses consisting primarily of tenant representation and agency leasing; capital markets; property management and facilities management; project and development services; and advisory, consulting and valuations services. The Investment Management segment provides investment management services to institutional investors and high-net-worth individuals.

5.	The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the firm’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, to be filed with the Securities and Exchange Commission shortly.

6.	EMEA refers to Europe, Middle East and Africa. MENA refers to Middle East and North Africa. Greater China includes China, Hong Kong, Macau and Taiwan.

7.	Certain prior year amounts have been reclassified to conform to the current presentation.